Exhibit 99.906CERT

certification

Wendy Wang, Principal Executive Officer, and Sam Singh, Principal Financial Officer of Northern Lights Fund Trust IV (the “Registrant”), each certify to the best of his/her knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended November 30, 2024, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President Northern Lights Fund Trust IV	Principal Financial Officer/Treasurer Northern Lights Fund Trust IV

/s/ Wendy Wang	/s/ Sam Singh
Wendy Wang	Sam Singh

Date:	3/13/2025	Date:	3/13/2025

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.